EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-74984) pertaining to Pilgrim's Pride Corporation Employee Stock Investment Plan,

(2)	Registration Statement (Form S-8 No. 333-111929) pertaining to Pilgrim's Pride Corporation Employee Stock Investment Plan,

(3)	Registration Statement (Form S-8 No. 333-163639) pertaining to the Amended and Restated Employment Agreement Plan of Pilgrim's Pride Corporation, and

(4)	Registration Statement (Form S-3 No. 333-130113) of Pilgrim's Pride Corporation and the related Prospectuses;

of our reports dated February 17, 2012, with respect to the consolidated financial statements and schedule of Pilgrim's Pride Corporation and the effectiveness of internal control over financial reporting of Pilgrim's Pride Corporation included in this Annual Report (Form 10-K) of Pilgrim's Pride Corporation for the year ended December 25, 2011.

/s/ Ernst & Young LLP
Denver, Colorado
February 17, 2012